UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2017

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 below is incorporated by reference into this Item 3.02.

Clovis Oncology, Inc. (the “Company”) anticipates that the Settlement Shares (as defined below) will be issued in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) of the Securities Act. The terms and conditions of the issuance of the Settlement Shares are subject to approval by the United States District Court for the District of Colorado, pursuant to a hearing concerning the fairness of such terms and conditions at which all persons to whom the Settlement Shares would be issued, following the receipt of adequate notice, are permitted to attend. The Settlement Shares are expected to be listed on NASDAQ.

Item 8.01	Other Events.

On June 18, 2017, the Company entered into a stipulation and agreement of settlement that is intended to settle the previously disclosed consolidated purported class action litigation captioned Medina v. Clovis Oncology, Inc., et. al., No. 1:15-cv-02546 (the “Class Action”) against the Company and certain of its officers and underwriters pending in the United States District Court for the District of Colorado (the “Court”). As previously disclosed, the Class Action, which was filed on behalf of a putative class of purchasers of the Company’s securities (the “Class”), alleges that the Company and certain of its officers and underwriters violated federal securities laws by making allegedly false and misleading statements regarding the progress toward FDA approval and the potential for market success of rociletinib. The Class Action is more fully described in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017.

Under the terms of the proposed settlement, the Class will receive total consideration of approximately $142.0 million, comprised of $25.0 million in cash and the issuance by the Company of a to be determined number of shares of its common stock (the “Settlement Shares”) equal to $117.0 million divided by the volume weighted average price of the Company’s common stock over the 10 trading days immediately preceding the date of the hearing set by the Court to consider the final approval of the settlement. The cash portion of the consideration is expected to be funded by the Company’s insurance carriers. Following such payment, the Company will not receive any further significant contributions from its insurance carriers for the reimbursement of legal expenses expended on the finalization of the Class Action settlement or any amounts (including damages, settlement costs or legal fees) related to the other pending litigations and inquiries relating to the Company’s regulatory update announcement in November 2015 that the FDA requested additional clinical data on the efficacy and safety of rociletinib (other than certain damages or settlement costs related to the pending derivative actions described below).

In connection with the proposed settlement, the Company expects to record a charge to earnings and a liability in the second quarter of 2017 in the amount of approximately $142.0 million and a receivable of approximately $25.0 million from the insurance carriers. The Company will issue the Settlement Shares no later than 5 business days after the date the judgment is entered by the Court approving the settlement.

The proposed settlement contains no admission of wrongdoing. The Company has always maintained and continues to believe that it did not engage in any wrongdoing or otherwise commit any violation of federal or state securities laws or other laws.

Upon the effectiveness of the proposed settlement, the Company and its directors and officers as well as the other defendants named in the Class Action will be released from the claims that were asserted or could have been asserted in the Class Action by Class members participating in the settlement. The proposed settlement is subject to the confirmatory diligence by lead counsel for the Class, the completion of final documentation, preliminary and final Court approval, funding of the $25.0 million in cash by the Company’s insurance carriers, the issuance of the Settlement Shares and other customary closing conditions. Further, the Company has the right to terminate the settlement if Class members timely and validly requesting exclusion from the Class meet the conditions set forth in a confidential supplemental agreement with the lead plaintiff. There can be no assurance that the settlement will be finalized and approved and, even if approved, whether the conditions to closing will be satisfied, and the actual outcome of this matter may differ materially from the terms of the settlement described herein.

All other litigation described in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017, including, without limitation, the Electrical Workers, Antipodean, Macalinao, McKenry, and Guo complaints, remains pending and the Company continues to vigorously defend against the allegations in those actions, but there can be no assurance that the defenses will be successful. In addition, on May 10, 2017, John Solak, a purported shareholder of the Company, filed a derivative complaint in the Delaware Court of Chancery, alleging that the defendants’ breached their fiduciary duties by adopting a compensation plan that overcompensates the non-employee directors of the Company. The Company intends to vigorously defend against the allegations in the Solak complaint, but there can be no assurance that the defense will be successful.

In addition, the Company has received inquiries and requests for information from governmental agencies, including the U.S. Securities and Exchange Commission and the U.S. Department of Justice, relating to the Company’s regulatory update announcement in November 2015 that the FDA requested additional clinical data on the efficacy and safety of rociletinib. The Company is continuing to cooperate with these agencies with respect to their investigations. The proposed settlement does not resolve these inquiries and the Company cannot predict their timing or outcome.

The information in this report relating to the prospective resolution of the putative class action consolidated complaint are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve substantial risks and uncertainties, including, among others, risks and uncertainties associated with obtaining court approval of the proposed settlement, the number of plaintiffs who may opt-out of the proposed settlement, whether any proposed settlement is appealed, and the outcome of the ongoing inquiries from the U.S. Securities and Exchange Commission and the U.S. Department of Justice. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties relating to the business of the Company in general, see the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOVIS ONCOLOGY, INC.

June 19, 2017	By:	/s/ Paul Gross
	Name: Title:	Paul Gross Senior Vice President and General Counsel